Exhibit 1.01

AMETEK, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2017

The report for the year ended December 31, 2017 is presented to comply with Rule 13p-1 under the Securities and Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured or contracted to manufacture products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry completed.

AMETEK’s products are “DRC Conflict Undeterminable.” The report presented herein is not audited.

Overview

AMETEK consists of two business groups: Electronic Instruments Group and Electromechanical Group. Electronic Instruments is in the design and manufacture of advanced instruments for the aerospace, power, process and industrial markets. Electromechanical is a differentiated supplier of electrical interconnects, precision motion control solutions, specialty metals, thermal management systems, and floor care and specialty motors.

The electronic instruments and electromechanical products we manufacture are numerous and many are complex, from direct and indirect suppliers. AMETEK has relationships with a vast network of suppliers (over 17,000 direct and indirect suppliers) throughout the world and there are generally multiple tiers between the 3TG mines and our direct suppliers. Based on our downstream position in the supply chain, we must rely on our direct suppliers that may themselves procure these minerals far removed from the actual source making it difficult to determine the 3TG country of origin, chain of custody, and whether these minerals directly or indirectly financed or benefited armed groups in the DRC or covered countries.

In 2017 AMETEK continued the previous year’s focus on suppliers providing at least $300K of parts annually. Although most suppliers provided the information requested, some still need to respond to our requests or responded with a specific CFM status without providing supporting details. AMETEK will continue to diligently pursue receipt of satisfactory and conclusive details regarding the supply chain of conflict minerals our Suppliers are providing to us. For the period ending December 31, 2017, our CFM efforts resulted in the following Conflict Minerals Metrics for our entire organization, regardless of supplier spend.

1 of 11

2017 CFM Status by Spend
CONFLICT FREE	16%
EXEMPT	66%
UNDETERMINABLE	10%
UNKNOWN	8%

For the next reporting year (2018 production), AMETEK’s focus will continue to be on increasing our suppliers’ response rates to our request for complete and accurate Templates with the ultimate goal of achieving a conflict-free supply chain.

The remainder of this report will provide the supporting details of our Conflict-free Minerals due diligence approach and results for the 2017 production year.

Conflict-free Minerals Due Diligence Program

Pursuant to the Rule, we performed due diligence on the source and origin of 3TG in our products, including the Components we purchase from suppliers. Our due diligence measures have been designed to conform to The Organisation of Economic Co-operation and Development (“OECD”) due diligence framework. This risk-based due diligence process is based on the following OECD Guidance:

1.	Establish strong company management systems
2.	Identify and assess risk in the supply chain
3.	Design and implement a strategy to respond to identified risk
4.	Carry out independent 3rd party audit of the supply chain (e.g., audit high risk suppliers or smelters)
5.	Report on supply chain due diligence internally to management

In order to identify and assess risks associated with CFM we begin with careful filtering our products to isolate those that may contain 3TG that is necessary to the functionality or manufacture of our products. A categorization of suppliers and individual components purchased is in place that results in every purchased item having a CFM status assigned. We are then able to identify and engage relevant suppliers by initiating a RCOI to determine whether supplied parts containing 3TG originated in the DRC or one of the covered countries or are from recycled or scrap sources. Given the number of products impacted and the complexity of the associated supply chains, our RCOI involves numerous telephone and email inquiries along with the exchange of thousands of CFM Templates and other supporting documents. To effectively manage this process, a CFM compliance owner has been identified for each of our 130 factory locations. The Compliance Owner is tasked with ensuring responses from their supply base. A central repository is used to store supplier contact details along with part-specific CFM information and the e-mail address corporate.cfm@ametek.com is used to facilitate corporate-initiated supplier communications.

2 of 11

The greatest risk associated with our conflict-free efforts was quickly identified as non-participating suppliers. AMETEK’s response included reaching out to identified suppliers a minimum of 3 times to obtain complete CMR Templates. Response rates were initially low as most of our suppliers had to flow down the CFM requirements through many levels in the supply chain. For the participating suppliers, initial documentation was often incomplete requiring each response to be continually reviewed and assessed for further investigation.

An additional data gathering challenge has been to obtain complete CFM data from companies that currently are not part of the direct SEC reporting regulations. Included in this Group are Smelters/Refiners, Distributors, and private or internationally based companies. For the 2017 production year, AMETEK chose to continue to focus on our Tier 2 supply, defined as suppliers providing at least $300K of parts annually. This allowed us to strategically align our efforts to a controlled number of companies in the best position to participate in our CFM data gathering efforts. Our process to address non-responders contained specific escalation procedures including business unit meetings with corporate management until an appropriate supplier response was received. Additionally, AMETEK employed outside consultants to assist with gathering supplier CFM Templates and confirmation of the validity of their Smelter lists. After considerable effort, we have received CFM responses from 880 of our Tier 2 suppliers. For 2017, the key metrics from our Tier 2 group of suppliers are as follows:

2017 Tier 2 CFM Status by Spend
CONFLICT FREE	21%
EXEMPT	68%
UNDETERMINABLE	11%
UNKNOWN	0%

Conclusions and Expected Next Steps

To the extent reasonably possible, AMETEK has documented the country of origin of identified smelters and refiners based on information received through the Conflict-Free Smelter Program (“CFSP”), surveys of smelters and refiners, the validation of outside consultants, and/or reviews of publicly available information. We have identified a total of 268 legitimate and known smelters as potential sources of 3TG minerals furnished to AMETEK Suppliers during 2017 (see Appendix I). AMETEK, Inc. intends to continue to evaluate and improve our due diligence program and engage with our suppliers to identify the origin and chain of custody of 3TG minerals in our products with an aim to achieve a Conflict Free Supply Base.

3 of 11

Caution Concerning Forward-looking Statements

Certain statements in this report maybe “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “believes,” “anticipates,” “may,” “expect,” “intend,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. A detailed discussion of other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

4 of 11

Appendix I: Smelter List

#	Metal	Smelter Reference List	Smelter Facility Country
1	Gold	Advanced Chemical Company	UNITED STATES
2	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
3	Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
4	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
5	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
6	Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
7	Gold	Argor-Heraeus S.A.	SWITZERLAND
8	Gold	Asahi Pretec Corp.	JAPAN
9	Gold	Asahi Refining Canada Ltd.	CANADA
10	Gold	Asahi Refining USA Inc.	UNITED STATES
11	Gold	Asaka Riken Co., Ltd.	JAPAN
12	Gold	AU Traders and Refiners	SOUTH AFRICA
13	Gold	Aurubis AG	GERMANY
14	Gold	Bangalore Refinery	INDIA
15	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
16	Gold	Boliden AB	SWEDEN
17	Gold	C. Hafner GmbH + Co. KG	GERMANY
18	Gold	CCR Refinery—Glencore Canada Corporation	CANADA
19	Gold	Cendres + Métaux S.A.	SWITZERLAND
20	Gold	Chimet S.p.A.	ITALY
21	Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
22	Gold	DODUCO Contacts and Refining GmbH	GERMANY
23	Gold	Dowa	JAPAN
24	Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
25	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
26	Gold	Eco-System Recycling Co., Ltd.	JAPAN
27	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
28	Gold	Geib Refining Corporation	UNITED STATES
29	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
30	Gold	HeeSung	KOREA, REPUBLIC OF
31	Gold	Heimerle + Meule GmbH	GERMANY
32	Gold	Heraeus Metals Hong Kong Ltd.	CHINA
33	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
34	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
35	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
36	Gold	Istanbul Gold Refinery	TURKEY
37	Gold	Italpreziosi	ITALY
38	Gold	Japan Mint	JAPAN
39	Gold	Jiangxi Copper Co., Ltd.	CHINA

5 of 11

40	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
41	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
42	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
43	Gold	Kazzinc	KAZAKHSTAN
44	Gold	Kennecott Utah Copper LLC	UNITED STATES
45	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
46	Gold	Kojima Chemicals Co., Ltd.	JAPAN
47	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
48	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
49	Gold	L’Orfebre S.A.	ANDORRA
50	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
51	Gold	Marsam Metals	BRAZIL
52	Gold	Materion	UNITED STATES
53	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
54	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
55	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
56	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
57	Gold	Metalor Technologies S.A.	SWITZERLAND
58	Gold	Metalor USA Refining Corporation	UNITED STATES
59	Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
60	Gold	Mitsubishi Materials Corporation	JAPAN
61	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
62	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
63	Gold	Modeltech Sdn Bhd	MALAYSIA
64	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
65	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
66	Gold	NH Recytech Company	KOREA, REPUBLIC OF
67	Gold	Nihon Material Co., Ltd.	JAPAN
68	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
69	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
70	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
71	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
72	Gold	PAMP S.A.	SWITZERLAND
73	Gold	Planta Recuperadora de Metales SpA	CHILE
74	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
75	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
76	Gold	PX Précinox S.A.	SWITZERLAND
77	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
78	Gold	Remondis Argentia B.V.	NETHERLANDS
79	Gold	Republic Metals Corporation	UNITED STATES
80	Gold	Royal Canadian Mint	CANADA

6 of 11

81	Gold	SAAMP	FRANCE
82	Gold	Safimet S.p.A	Italy
83	Gold	SAFINA A.S.	CZECH REPUBLIC
84	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
85	Gold	SAXONIA Edelmetalle GmbH	GERMANY
86	Gold	Schone Edelmetaal B.V.	NETHERLANDS
87	Gold	SEMPSA Joyería Platería S.A.	SPAIN
88	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
89	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
90	Gold	Singway Technology Co., Ltd.	TAIWAN
91	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
92	Gold	Solar Applied Materials Technology Corp.	TAIWAN
93	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
94	Gold	SungEel HiTech	KOREA, REPUBLIC OF
95	Gold	T.C.A S.p.A	ITALY
96	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
97	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
98	Gold	Tokuriki Honten Co., Ltd.	JAPAN
99	Gold	Torecom	KOREA, REPUBLIC OF
100	Gold	Umicore Brasil Ltda.	BRAZIL
101	Gold	Umicore Precious Metals Thailand	THAILAND
102	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
103	Gold	United Precious Metal Refining, Inc.	UNITED STATES
104	Gold	Valcambi S.A.	SWITZERLAND
105	Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
106	Gold	WIELAND Edelmetalle GmbH	GERMANY
107	Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
108	Gold	Yokohama Metal Co., Ltd.	JAPAN
109	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
110	Tantalum	Asaka Riken Co., Ltd.	JAPAN
111	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
112	Tantalum	D Block Metals, LLC	UNITED STATES
113	Tantalum	Exotech Inc.	UNITED STATES
114	Tantalum	F&X Electro-Materials Ltd.	CHINA
115	Tantalum	FIR Metals & Resource Ltd.	CHINA
116	Tantalum	Global Advanced Metals Aizu	JAPAN
117	Tantalum	Global Advanced Metals Boyertown	UNITED STATES
118	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
119	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
120	Tantalum	H.C. Starck Co., Ltd.	THAILAND
121	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

7 of 11

122	Tantalum	H.C. Starck Inc.	UNITED STATES
123	Tantalum	H.C. Starck Ltd.	JAPAN
124	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
125	Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
126	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
127	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
128	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
129	Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
130	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
131	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
132	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
133	Tantalum	KEMET Blue Metals	MEXICO
134	Tantalum	KEMET Blue Powder	UNITED STATES
135	Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
136	Tantalum	LSM Brasil S.A.	BRAZIL
137	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
138	Tantalum	Mineracao Taboca S.A.	BRAZIL
139	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
140	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
141	Tantalum	NPM Silmet AS	ESTONIA
142	Tantalum	Power Resources Ltd.	MACEDONIA
143	Tantalum	QuantumClean	UNITED STATES
144	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
145	Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
146	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
147	Tantalum	Taki Chemicals	JAPAN
148	Tantalum	Telex Metals	UNITED STATES
149	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
150	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
151	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
152	Tin	Alpha	UNITED STATES
153	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
154	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
155	Tin	China Tin Group Co., Ltd.	CHINA
156	Tin	CV Ayi Jaya	INDONESIA
157	Tin	CV Dua Sekawan	INDONESIA
158	Tin	CV Gita Pesona	INDONESIA
159	Tin	CV Tiga Sekawan	INDONESIA
160	Tin	CV United Smelting	INDONESIA
161	Tin	CV Venus Inti Perkasa	INDONESIA
162	Tin	Dowa	JAPAN

8 of 11

163	Tin	EM Vinto	BOLIVIA
164	Tin	Fenix Metals	POLAND
165	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
166	Tin	Gejiu Jinye Mineral Company	CHINA
167	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
168	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
169	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
170	Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA
171	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
172	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
173	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
174	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
175	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
176	Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
177	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
178	Tin	Melt Metais e Ligas S.A.	BRAZIL
179	Tin	Metallic Resources, Inc.	UNITED STATES
180	Tin	Metallo Belgium N.V.	BELGIUM
181	Tin	Metallo Spain S.L.U.	SPAIN
182	Tin	Mineracao Taboca S.A.	BRAZIL
183	Tin	Minsur	PERU
184	Tin	Mitsubishi Materials Corporation	JAPAN
185	Tin	Modeltech Sdn Bhd	MALAYSIA
186	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
187	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
188	Tin	Operaciones Metalurgical S.A.	BOLIVIA
189	Tin	PT Aries Kencana Sejahtera	INDONESIA
190	Tin	PT Artha Cipta Langgeng	INDONESIA
191	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
192	Tin	PT Babel Inti Perkasa	INDONESIA
193	Tin	PT Bangka Prima Tin	INDONESIA
194	Tin	PT Bangka Serumpun	INDONESIA
195	Tin	PT Bangka Tin Industry	INDONESIA
196	Tin	PT Belitung Industri Sejahtera	INDONESIA
197	Tin	PT Bukit Timah	INDONESIA
198	Tin	PT DS Jaya Abadi	INDONESIA
199	Tin	PT Eunindo Usaha Mandiri	INDONESIA
200	Tin	PT Inti Stania Prima	INDONESIA
201	Tin	PT Karimun Mining	INDONESIA
202	Tin	PT Kijang Jaya Mandiri	INDONESIA
203	Tin	PT Lautan Harmonis Sejahtera	INDONESIA

9 of 11

204	Tin	PT Menara Cipta Mulia	INDONESIA
205	Tin	PT Mitra Stania Prima	INDONESIA
206	Tin	PT O.M. Indonesia	INDONESIA
207	Tin	PT Panca Mega Persada	INDONESIA
208	Tin	PT Premium Tin Indonesia	INDONESIA
209	Tin	PT Prima Timah Utama	INDONESIA
210	Tin	PT Refined Bangka Tin	INDONESIA
211	Tin	PT Sariwiguna Binasentosa	INDONESIA
212	Tin	PT Stanindo Inti Perkasa	INDONESIA
213	Tin	PT Sukses Inti Makmur	INDONESIA
214	Tin	PT Sumber Jaya Indah	INDONESIA
215	Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
216	Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
217	Tin	PT Tinindo Inter Nusa	INDONESIA
218	Tin	PT Tommy Utama	INDONESIA
219	Tin	Resind Industria e Comercio Ltda.	BRAZIL
220	Tin	Rui Da Hung	TAIWAN
221	Tin	Soft Metais Ltda.	BRAZIL
222	Tin	Thaisarco	THAILAND
223	Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
224	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
225	Tin	Yunnan Tin Company Limited	CHINA
226	Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
227	Tungsten	ACL Metais Eireli	BRAZIL
228	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
229	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
230	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
231	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
232	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
233	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
234	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
235	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
236	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
237	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
238	Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
239	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
240	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
241	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
242	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
243	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
244	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

10 of 11

245	Tungsten	Japan New Metals Co., Ltd.	JAPAN
246	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
247	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
248	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
249	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
250	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
251	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
252	Tungsten	Kennametal Fallon	UNITED STATES
253	Tungsten	Kennametal Huntsville	UNITED STATES
254	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
255	Tungsten	Moliren Ltd	RUSSIAN FEDERATION
256	Tungsten	Niagara Refining LLC	UNITED STATES
257	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
258	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
259	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
260	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
261	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
262	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
263	Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
264	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
265	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
266	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
267	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
268	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

11 of 11